UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2014
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2014, Spotlight Innovation, Inc. (the “Company”) entered into a series of agreements to sell to nine qualified investors, up to 900 Units, with each Unit consisting of 1,168 shares of convertible Series A Preferred Stock, at a price of $39.40 per share, for a total purchase price of $41,418,000 (the “Purchase Price”), and warrants to purchase an additional 413,964,900 shares of common stock for $165,681,009 at prices from $0.25 to $0.7035 per share over the next four to six years. The Series A Preferred Stock may be converted over the next 36 months into an aggregate of 105,120,000 shares of common stock with an average price of $0.394 per share when converted.

Under the terms of the Unit Subscription Agreement, the Purchase Price and the Securities (in certificate form) have been deposited in a restricted account with an Intermediary whereby an Account Management Agreement between the Investors, the Company and the Intermediary governs the release of the Purchase Price to the Company from the restricted account according to business and market development and valuation milestones provided in the subscription materials. The total invested cash is released in 36 cash “breakouts” based on formulas contained in the materials related to the stock price of the Company’s common stock. The subscription materials requires the Company to file a registration statement with the Securities and Exchange Commission.

Pursuant to the subscription agreements the Company will issue 500,000 shares of Series C Supervoting Preferred Stock to Cristopher Grunewald, President and member of the Board of Directors. Mr. Grunewald has executed a power of attorney in favor of Jonathan E. Kramer, PLC, who are holding these shares in escrow as Escrow Agent & Compliance Attorney under the subscription documents to act as an impartial arbiter and will assume control of these shares under certain circumstances as provided in the subscription materials.

There are several conditions precedent to the closing of the transactions referenced above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.4	Unit Subscription Agreement dated as of June 9, 2014.	x
10.5	Account Management Agreement dated as of June 9, 2014.	x
10.6	Escrow & Compliance Attorney Agreement dated as of June 9, 2014.	x
10.7	Form of Warrant Agreement dated as of June 9, 2014.	x
10.8	Memorandum of Terms.	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: June 11, 2014	By:	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President